Exhibit 23.1



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated February 22, 1994, included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1993 and as amended by the Report on Form 10-K/A filed with the Commission on February 7, 1995 and to all references to our Firm included in this Registration Statement.



                                         /S/ ARTHUR ANDERSEN LLP


New York, New York
February 8, 1995